Exhibit 99.1

Earthstone Energy, Inc. Provides Operations and 2017 Guidance Updates

Combined Pro Forma Second Quarter Production of 10,623 Boepd

The Woodlands, Texas, July 19, 2017 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone” or the “Company”), today provided an operations update.  As previously reported, the Earthstone – Bold combination closed on May 9, 2017.  On a combined pro forma basis, second quarter 2017 production was approximately 10,623 Boepd (66% oil, 84% liquids), with Earthstone producing approximately 4,541 Boepd (65% oil, 81% liquids) and Bold producing 6,082 Boepd (67% oil, 86% liquids) during the quarter.

Midland Basin

Earthstone continues to operate a single rig in Reagan County, Texas with plans to maintain this rig throughout the year.  The Company has just completed drilling the last well of a three well pad on the TSRH 28S Unit (100% working interest). At present, there are four wells waiting on completion given the previously drilled Bold WTG Unit 4-232 #1H well (100% working interest).  Completions on the three well TSRH 28S Unit are expected to begin in August.

The Company brought four gross (2.9 net) horizontal Wolfcamp wells online during the second quarter.  These wells averaged 8,069 feet of completed lateral length with 49 stages and 2,269 pounds of proppant per foot. In western Reagan County, the Company brought online its first two wells (92.5% working interest) in the Sinclair project being the Bold Sinclair Unit 8 #1H in the Wolfcamp Lower B and the Bold Sinclair Unit 8B #3HM in the Wolfcamp Upper B.  These wells had an average peak 30-day initial production (“IP”) rate of 918 Boepd (86% oil) for an average IP30/1000 ft. of 116 Boepd.  In central Reagan County, the Company brought online the Texaco-Coates A Unit 3 #1 HM and Texaco-Coates A Unit 4 #1 HM (both 50% working interests).  Both wells were completed in the Wolfcamp Upper B and are approximately 660 feet apart to further validate spacing.  These wells had an average peak 30-day IP rate of 868 Boepd (87% oil) for an average IP30/1000 ft. of 105 Boepd.

Eagle Ford

During the second quarter, Earthstone entered into a Joint Development Agreement (“JDA”) for approximately 1,840 gross (625 net) acres in southern Gonzales County, Texas with a financial partner.  This JDA reduced the Company’s interests in the Davis, Cannon East and Pilgrim Units.  The financial partner is obligated to pay a promoted (higher) share of the capital expenditures on six wells (one of which is scheduled for 2018) to earn 50% of the interest in these units and adjacent acreage. Earthstone drilled a two well pad in the Davis Unit (16.7% retained working interest) and three wells in the Pilgrim Unit (18.9% retained working interest). The JDA reduced Earthstone’s 2017 Eagle Ford capital exposure by approximately $7 million, inclusive of wells and facilities. In addition, the Company is currently drilling its six-well Crosby pad (50% working interest) in southern Gonzales County.  These 11 wells will conclude the Company’s 2017 Eagle Ford drilling program.

2017 Guidance Update

Earthstone is maintaining its projected 2017 production exit rate, while reducing capital expenditures and has adjusted projected average daily production for 2017. The modest adjustment to 2017 average daily production recognizes the actual closing date of the transaction with Bold. Earthstone’s projected exit rate assumes it initiates completion operations on its TSRH 28S Unit in late August, and thereafter, build up an inventory of wells in the Midland basin before commencing additional completions.  Further, Earthstone intends to begin its Eagle Ford completions in September on its Davis and Pilgrim units and then proceed to the Crosby Unit.  While the operated Midland Basin capital expenditure estimate only reflects a one rig program, pending commodity prices, Earthstone is planning to deploy a second operated Midland Basin rig in the first quarter of 2018 to further accelerate drilling and completion activities. The following guidance is subject to potentially significant change due to commodity prices, service and equipment costs, continued results of drilling and completion activities, and general industry conditions.

Capital Expenditures	$ millions (Net)	Number o f Gross / Net Wells Spudded	Number of Gross / Net Wells On Line
Drilling and Completion:
Operated Midland Basin	$74.0	14 / 11.7	14 / 10.7
Non-Operated Midland Basin	5.0	4 / 1.6	2 / 0.8
Operated Eagle Ford	17.0	11 / 3.9	11 / 3.9
Other	4.0
Land / Infrastructure	15.0
Total	$115.0

2017 Estimated Exit Rate (Boepd)	10,500 – 11,500
2017 Average Production (Boepd)	7,800 – 8,200
% Oil	63%
% Gas	20%
% NGL	17%
Operating Costs
Lease Operating and Workover ($/Boe)	7.00 – 7.50
Production Taxes ($/Boe)	2.25 – 2.50
Cash G&A ($/Boe)	5.50 – 6.00

Note: Guidance is forward-looking information that is subject to a number of risks and uncertainties, many of which are beyond Earthstone’s control. See “Forward-Looking Statements” section below.

Management Comments

Frank A. Lodzinski, President and Chief Executive Officer of Earthstone commented, “We continue to be very pleased with the Wolfcamp results in Reagan County.  Operations are proceeding as we had planned prior to the close of the Bold transaction.  We continue to experience results in the Wolfcamp that meet or exceed our expectations.  Although we have seen volatility in the commodity prices we presently intend to maintain our drilling plans with a clear preference for the Midland Basin. We brought in a financial partner, on a promoted basis, into a small portion of our Eagle Ford program that allows us to further allocate capital to our Midland Basin projects.  We fully recognize the attractive economics in the Midland Basin and will continue to focus our attention on growing our footprint through acreage trades, acquisitions, development drilling and M&A opportunities.”

Mr. Lodzinski added, “While no formal decision has yet been made, we are considering a divestiture of our Bakken non-operated assets during the last half of this year. Clearly, a sale would allow us to further support our growth in the Midland Basin.  We have also begun executing our plan to divest other small non-core assets and expect that process to conclude by year-end.  As our plans develop further we will adjust our guidance accordingly, but for now even with a reduced capital budget, we are maintaining our expected 2017 exit production rate of 10,500 – 11,500 Boepd.”

Hedging Update

For 2017, Earthstone has hedged a total of 635,000 Bbls at an average price of $50.32/Bbl and 2,230,000 MMBtu at average price of $3.112/MMBtu.  For 2018, Earthstone has hedged a total of 330,000 Bbls at an average price of $50.45/Bbl and 810,000 MMBtu at average price of $3.066/MMBtu.  Additionally, the Company has recently retained a risk management firm to provide advice on its hedging strategy and execution efforts.

About Earthstone

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in developing and operating oil and gas properties.  The Company’s primary assets are located in the Midland Basin of west Texas, the Eagle Ford trend of south Texas, and the Williston Basin of North Dakota.  Earthstone is currently traded on NYSE under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the Bold transaction to Earthstone and its stockholders, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: Earthstone’s ability to integrate its combined operations successfully and achieve anticipated benefits from it; risks relating to any unforeseen liabilities of the Company; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under Earthstone’s credit agreement; Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the ability to successfully complete any potential asset dispositions and the risks related thereto; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; and any loss of senior management or technical personnel. Earthstone’s annual report on Form 10-K for the year ended December 31, 2016, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Scott Thelander

Director of Finance

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246

scott@earthstoneenergy.com

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